                    SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14
/ / Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

          Grubb & Ellis Company
(Name of Registrant as Specified in its Charter)

- ------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ /  $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

Notes:

                     [GRUBB & ELLIS LOGO]

                     One Montgomery Street
                         Telesis Tower
               San Francisco,  California 94104

                         April 6, 1995

Dear Stockholder:

      You are cordially invited to attend the Annual Meeting of Stockholders of Grubb & Ellis Company (the "Company") to be held at 3:00 p.m. on May 16, 1995 in the Yosemite Room of The Clift Hotel, 495 Geary Street, San Francisco, California.

      For your consideration at the meeting is the election of six directors to the Company's Board of Directors. The meeting will also provide an opportunity to review with you the business of the Company during 1994 and give you a chance to meet your directors.

     Your vote is important to the Company. Whether or not you plan to attend the meeting, please return a completed proxy card in the enclosed envelope. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

     We look forward to seeing you at the meeting.

                         Sincerely,

                         /s/ Joe F. Hanauer
                         ____________________________________

                         Joe F. Hanauer
                         Chairman and Chief Executive Officer

                     GRUBB & ELLIS COMPANY

                     One Montgomery Street
                         Telesis Tower
                San Francisco, California 94104
                     ____________________

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    To Be Held May 16, 1995

     The Annual Meeting of the Stockholders of Grubb & Ellis Company (the "Company") will be held in the Yosemite Room of The Clift Hotel, 495 Geary Street, San Francisco, California, on May 16, 1995 at 3:00 p.m. local time, for the following purposes:

     1. To elect six (6) directors to the Board of Directors to serve for one year and until their successors are elected and qualified; and

     2.   To  transact such other business as may properly come
          before   the   meeting   and   any   adjournment   or
          postponement thereof.

     Stockholders of record at the close of business  on  March
23, 1995 will receive this Notice and are entitled to vote at the Annual Meeting.

     Please complete, sign and date the enclosed proxy card and mail it promptly in the enclosed reply envelope.

                                   BY ORDER OF THE BOARD
                                   OF DIRECTORS

                                   /s/ Robert J. Walner
                                   ___________________________

                                   Robert J. Walner
                                   Corporate Secretary
     Dated:    April 6, 1995

                     GRUBB & ELLIS COMPANY

                        PROXY STATEMENT


            SOLICITATION AND REVOCATION OF PROXIES

General Information

     The Board of Directors (the "Board") of Grubb & Ellis Company (the "Company") is soliciting your proxy for the Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 16, 1995 at 3:00 p.m. in the Yosemite Room of The Clift Hotel, 495 Geary Street, San Francisco, California. Only holders of record of the Company's common stock, $.01 par value per share (the "Common Stock"), the Series A Senior Convertible Preferred Stock, $.01 par value per share (the "Series A Senior Preferred Stock") and the Series B Senior Convertible Preferred Stock, $.01 par value per share (the "Series B Senior Preferred Stock," and, together with the Series A Senior Preferred Stock, the "Senior Preferred Stock") and the Junior Convertible Preferred Stock, $.01 par value per share (the "Junior Preferred Stock" and together with the Senior Preferred Stock, the "Preferred Stock") at the close of business on March 23, 1995 (the "Record Date") will be entitled to vote at the Annual Meeting. The Common Stock and the Preferred Stock are sometimes collectively referred to herein as the "Capital Stock."

     Information in this Proxy Statement about the Company's directors or executive officers is provided only for the periods during which they held such positions.

Record Date; Voting Rights

     This Proxy Statement and the enclosed proxy card are being
mailed  on  or about April 6, 1995 to holders of   the  Capital
Stock on the Record Date, who are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were outstanding 8,797,020 shares of Common Stock, 8,894 shares of Series A Senior Preferred Stock, 128,266 shares of Series B Senior Preferred Stock, and 150,000 shares of Junior Preferred
Stock.   Each  of  the  holders of Common  Stock  (the  "Common
Stockholders") is entitled to one vote for each share of Common
Stock  held.   The holders of Preferred Stock are  entitled  to
vote in accordance with the number of shares of Common Stock into which their shares of Preferred Stock are convertible. As of the Record Date, the holder of Series A Senior Preferred Stock was entitled to 332,908 votes in the aggregate, the holder of Series B Senior Preferred Stock was entitled to 4,828,548 votes in the aggregate and the holder of Junior
Preferred  Stock  was  entitled  to  2,674,511  votes  in   the
aggregate.   The total number of votes available at the  Record
Date was 16,632,987. The presence, in person or by proxy, of a majority of the votes which all of the Company's stockholders ("Stockholders") are entitled to cast will constitute a quorum.

Proxies

     When the enclosed proxy is executed, dated and delivered prior to the date of the Annual Meeting, the shares represented thereby will be voted by the persons named as proxy in accordance with your directions. You may revoke your proxy at any time prior to voting at the Annual Meeting by delivering written notice to the Secretary of the Company, by submitting a subsequently dated proxy or by attending the meeting and voting by ballot before the polls are closed.

     The Board is not aware of any matters to be presented at the Annual Meeting other than the election of directors. If any other matters are properly presented, the persons named to act as proxies may vote on such matters in accordance with their discretion.

     The cost of the solicitation of proxies will be borne by the Company. The Company has engaged Morrow & Co., Inc. to solicit proxies for a fee of approximately $2,000 plus reasonable out-of-pocket expenses, estimated to be approximately $2,000. Banks, brokers and other nominees will be reimbursed for customary expenses incurred in connection with forwarding of the Company's proxy solicitation materials to beneficial holders. In addition, proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company by telephone, mail or in person.

Voting Procedures and Required Vote

     Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of each nominee for director will require the affirmative vote of a plurality of the voting power of the shares of Capital Stock represented at the Annual Meeting and entitled to vote.
Cumulative voting for the election of directors is not permitted. Unless authority to vote for any director is withheld in the proxy, votes will be cast in favor of election of all of the nominees. Votes withheld from election of directors are counted as votes "against" election of directors. All shares of Common Stock and Preferred Stock vote together as one class.

                     ELECTION OF DIRECTORS

Information About the Board

     The Board of Directors currently consists of six directors. John Mullman, a representative of The Prudential Insurance Company of America ("Prudential"), resigned from the Board in January 1994 and Kenneth E. Field resigned from the Board in May 1994.

     The Board held six meetings during the year ended December
31,  1994.   It has standing Audit and Compensation Committees,
which  are  described  below.   The  Board  does  not  have   a
Nominating Committee.

     Audit Committee. The Audit Committee is responsible for recommendation to the Board of the appointment of auditors; approval of the scope of the annual audit; review of the audit results and compliance with the auditors' recommendations; approval of non-audit services performed by the auditors; review and recommendation with respect to financial reports to stockholders and internal accounting and auditing controls; and monitoring compliance with certain aspects of the Company's conflicts-of-interest policy. The current members of the Audit Committee are R. David Anacker, Chairman, Lawrence S. Bacow and Robert J. McLaughlin. The Audit Committee met four times during 1994.

     Compensation Committee. The functions of the Compensation Committee are the approval of compensation arrangements for the executive officers of the Company; proposing any compensation plans, including stock plans, in which directors and officers are eligible to participate; and administration of the Company's stock plans and certain other compensation plans. The current members of the Compensation Committee are Reuben S. Leibowitz, Chairman, and Lawrence S. Bacow. During 1994, the Compensation Committee held one meeting and otherwise conducted its business without formal meetings.

Information About the Nominees for Director

     The names of the persons who have been nominated by the Board for election as directors at the Annual Meeting are set forth below. There are no other nominees. Nominations for director are made by written notice to the Secretary of the Company, generally at least 14 days prior to the stockholders' meeting at which directors are to be elected. All nominees have consented to serve as directors if elected.

     If any nominee becomes unable to serve as a director, the proxies will be voted by the proxy holders for a substitute person nominated by the Board, and authority to do so is included in the proxy. The Board has no reason to believe that any of the nominees will be unable to serve as a director of the Company.

     Stockholders' Agreement. Pursuant to a stockholders' agreement ("Stockholders' Agreement") entered into in connection with a financial restructuring and recapitalization of the Company in 1993 ("1993 Recapitalization"), among the Company, Warburg, Pincus Investors, L.P. ("Warburg"), Prudential and Joe F. Hanauer dated January 29, 1993, as amended, the parties agreed to vote all of their shares of Capital Stock in favor of the election to the Board of Mr. Hanauer, one nominee designated by Prudential ("Prudential Nominee"), two nominees designated by Warburg ("Warburg Nominees") and such other nominees, not running in opposition to the Prudential Nominee or to the Warburg Nominees, who shall have been selected or approved as such by the Board. Upon notice from Prudential or Warburg, the parties will vote their shares of Capital Stock in favor of the election to the Board of one additional Prudential Nominee and one additional Warburg Nominee. The parties also agreed to vote against removal of the other party's nominees, exercise each party's best efforts to cause its representatives on the Board to vote in favor of a nominee of each other party to fill any vacancy on the Board created by the resignation, removal or death of such party's nominee if the effect of failing to so fill such vacancy would be that there would be fewer than the requisite number of Prudential Nominees or Warburg Nominees remaining on the Board, and until the 1995 Annual Meeting, vote all of their shares of Capital Stock in favor of electing Mr. Hanauer as a director or against removal of Mr. Hanauer as a director. See "Compensation Committee Interlocks and Insider Participation" below. With respect to the 1995 election of directors, Messrs. Leibowitz and Santoleri have been designated as Warburg
Nominees   and  Prudential  has  not  designated  a  Prudential
Nominee.

     To the Company's knowledge, Warburg, Prudential and all of the directors and executive officers of the Company intend to vote all of their shares of Capital Stock in favor of all nominees for director. As the holder of a majority of the outstanding shares of Capital Stock, Warburg has the power, without the vote of other Stockholders, to elect all nominees to the Board.

     The term of office of each nominee who is elected extends until the annual stockholders' meeting in 1996 and until his successor is elected and qualified.

     Joe F. Hanauer, 57, has been Chairman of the Board since January 1993, Executive Chairman of the Company from June 1994 to September 1994 and Chief Executive Officer of the Company since July 1994. Since December 1988, Mr. Hanauer has been a general partner of Combined Investments, L.P., an investment management business located in Laguna Beach, California, whose investments include real estate. Since February 1993, Mr. Hanauer has served as a director of certain subsidiaries of the Company and until July 1994, through Combined Investments, L.P., also provided operational and management services to the Company. From 1977 to December 1988, Mr. Hanauer was
associated with Coldwell Banker Residential Group, Inc., serving as Chairman and Chief Executive Officer from 1984. Since March 1989, he has also been Chairman of the Greyhawk Corporation ("Greyhawk"), a corporation of which he is a majority shareholder and which has interests in real estate brokerage franchising. He is also a director of MAF Bancorp. Mr. Hanauer was first elected as a director of the Company in January 1993 pursuant to the Stockholders' Agreement.

     R. David Anacker, 59, has been Vice Chairman of Veriflo Corporation, an industrial equipment manufacturing firm located in Richmond, California, since November 1991. From November 1959 to November 1991, he was associated with American Building Maintenance Industries, Inc. ("ABMI"), a property maintenance service firm located in San Francisco, California, serving as director from 1979 and as President and Chief Executive Officer from March 1984 through May 1989. He currently provides consulting services to ABMI. He served as a director of Axiom Real Estate Management, Inc., a subsidiary of the Company, from August 1992 to July 1994. Mr. Anacker was elected as a director of the Company in May 1994.

     Lawrence S. Bacow, 43, is a professor at the Massachusetts Institute of Technology ("M.I.T.") Center for Real Estate and the M.I.T. Department of Urban Studies and Planning. He joined the M.I.T. faculty in 1977 and the M.I.T. Center for Real Estate in 1983, serving as the director of the Center for Real Estate from 1990 until 1992. He has been designated as Chairman of the M.I.T. Faculty, effective June 1995. From December 1987 to June 1990, he was also a principal of Artel Associates, a company which provided investment banking services to real estate companies. Professor Bacow has served as a director of the Company since January 1993.


     Reuben S. Leibowitz, 47, a Warburg Nominee, is a Managing Director of E.M. Warburg, Pincus & Co., Inc. ("Warburg Pincus"), a venture banking and investment counseling firm. He has been associated with Warburg Pincus since 1984. Warburg Pincus is an affiliate of Warburg, the Company's principal stockholder. Mr. Leibowitz is also a director of Chelsea GCA Realty, Inc. and Pacific Greystone Corporation. Mr. Leibowitz was first elected as a director of the Company in January 1993 as a representative of Warburg pursuant to the Stockholders' Agreement.

     Robert J. McLaughlin, 62, is President of The
Sutter Group, a management consulting firm located in Larkspur,
California  which  he  founded in 1982.   Mr.  McLaughlin  has
served as a director of the Company since September 1994.

     John D. Santoleri, 31, a Warburg Nominee, has been a Vice President of E.M. Warburg, Pincus & Co., Inc. ("Warburg Pincus") since January 1995, a Vice President of Warburg Pincus Ventures, Inc., the venture banking subsidiary of Warburg Pincus, since 1991, and has been associated with Warburg Pincus since June 1989. From June 1985 to June 1989, he was associated with The Harlan Company, a New York-based real estate consulting firm, serving as Vice President from September 1988 to June 1989. Warburg, Pincus Ventures, Inc. is an affiliate of Warburg, the Company's principal stockholder. Mr. Santoleri also serves as a director of Chelsea GCA Realty, Inc. and Pacific Greystone Corporation. Mr. Santoleri was first elected as a director of the Company in January 1993 as a representative of Warburg pursuant to the Stockholders' Agreement.

Information Concerning Executive Officers

     In addition to Mr. Hanauer, the following are executive officers of the Company:

     John F. Carpenter, 47, has been President of the Company's Pacific Northwest Region and a Senior Vice President of the Company since October 1992, and has been Executive Director of Institutional and Corporate Accounts of the Company since March 1995. From September 1990 to September 1992, he was President and Chief Executive Officer of Real Estate Investment Trust of California, located in Los Angeles, California. He was previously associated with the Company as a district manager from January 1987 to August 1990. He joined the Company as a salesperson in 1979.

     Robert J. Hanlon, Jr., 48, has been Senior Vice President and Chief Financial Officer of the Company since December 1993. Prior to joining the Company, Mr. Hanlon, who is a Certified Public Accountant, was employed by Prudential for over 23 years, serving as Senior Vice President and Chief Financial Officer of its affiliate, Prudential Capital Corporation, from 1985 through 1989 and as Executive Vice President, Finance and Administration, of Prudential's affiliate, Prudential Relocation Management, from 1990 through 1993.

     Steven F. Pope, 46, has been Senior Vice President and Director of Marketing of the Company since June 1994. Prior to that time, he was associated with the Commercial Investment Real Estate Institute, a real estate professional society and training firm located in Chicago, Illinois, serving as Executive Vice President from November 1984 to June 1994.

     Phillip  D.  Royster,   51, has been  President  of  the
Company's Pacific Southwest Region since January 1992 and a Senior Vice President of the Company since May 1990. He has
been   Executive Director of the Retail Services Group  of  the
Company since March 1995. Mr. Royster was President of the Company's California Region from January 1990 to January 1992, and a Senior Vice President of the Company's commercial brokerage division from February 1984 to May 1990.

     Robert J. Walner, 48, has been Senior Vice President, Secretary and General Counsel of the Company since January 1994. From August 1992 to January 1994, Mr. Walner was engaged in a private law and consulting practice, and was of counsel to Lawrence Walner & Associates, Ltd. in Chicago, Illinois, a law firm specializing in state and federal class action litigation on a national basis. From November 1979 to August 1992, he was Senior Vice President, General Counsel and Secretary of The Balcor Company, a subsidiary of American Express Company.

     Neil R. Young, 46, has been President of the Company's Eastern Region since March 1994, President of the Midwest/Texas Region from January 1993 to January 1995, when the region was reorganized as part of the Eastern Region, and a Senior Vice President of the Company since January 1992. Mr. Young, who has been Executive Director of the Industrial Services Group and the Corporate Services Group of the Company since January 1995, has been with the Company since 1983, serving prior to 1993 as an Executive Vice President, Regional Manager, district manager and sales manager of the commercial brokerage division in the Midwest Region.

    The Board unanimously recommends that the Stockholders
     vote FOR the election of all nominees to the Board of
                          Directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                        AND MANAGEMENT

     The following table sets forth information as of February 15, 1995 concerning beneficial ownership of Common Stock by known beneficial holders of more than 5% of the outstanding Common Stock, directors, named executive officers, and all current directors and executive officers as a group. Unless otherwise noted, the listed persons have sole voting and dispositive powers with respect to the shares held in their names, subject to community property laws if applicable.

                                   Amount and Nature of
                                   Beneficial Ownership  Percent of Class(1)
                                   ____________________  ___________________

Warburg, Pincus Investors, L.P.
  466 Lexington Avenue
  New York,  NY 10017               10,118,339(2)(5)           69.1%
The Prudential Insurance
  Company of America
  Four Gateway Center
  Newark,  NJ 07102                  3,422,060(3)(5)           28.9%
Joe F. Hanauer
  Grubb & Ellis Company
  One  Montgomery Street
  Telesis Tower
  San Francisco, CA 94104              767,741(4)(5)(6)(7)      8.1%
R. David Anacker                         5,000(8)                *
Lawrence S. Bacow                        7,467(6)(7)             *
John F. Carpenter                        3,639(6)(7)             *
Robert J. Hanlon, Jr.                    5,400(6)(7)             *
Reuben S. Leibowitz                          0(2)                --
Robert J. McLaughlin                     3,000                   *
Phillip D. Royster                       3,872(6)                *
John D. Santoleri                            0(2)                --
Wilbert F. Schwartz                        218                   *
Robert J. Walner                        14,000(6)(7)             *
Neil R. Young                            7,052(6)                *
All current directors and executive
   officers as a group (12 persons)     817,171(6)(7)           8.6%

  * Does not exceed 1.0%.
_____________________________

(1)  Percentages  total  more  than  100%  due  to   the
     requirement  to  count derivative securities  for  certain
     purposes.   The  percentage of  shares  of  Common  Stock
     beneficially owned by each designated person assumes that no other person exercises currently outstanding warrants, options or convertible securities.

(2) At February 15, 1995, Warburg beneficially owned 10,118,339 shares of Common Stock through its ownership of
     (i) 4,277,433 shares of Common Stock, (ii) 128,266 shares of Series B Senior Preferred Stock which are convertible into an aggregate of 4,828,548 shares of Common Stock and
     (iii) currently exercisable warrants to purchase an aggregate of 1,012,358 shares of Common Stock.

     The sole general partner of Warburg is Warburg, Pincus & Co., a New York general partnership ("WP"). E.M. Warburg, Pincus & Company, a New York general partnership that has the same general partners as WP ("E.M. Warburg"), manages Warburg. Lionel I. Pincus is the managing partner of WP and E.M. Warburg and may be deemed to control them. WP has a 20% interest in the profits of Warburg and, through its wholly-owned subsidiary, E.M. Warburg, Pincus & Co., Inc. ("Warburg Pincus"), owns 1.13% of the limited
     partnership  interests  in  Warburg.   Mr.  Leibowitz,   a
     director of the Company, is a Managing Director of Warburg
     Pincus  and a general partner of WP and E.M. Warburg.   As
     such, he may be deemed to be a beneficial owner of an indeterminate portion of the shares of Common Stock
     beneficially owned by Warburg, Warburg Pincus and WP.   He
     disclaims any such beneficial ownership. Mr. Santoleri, a director of the Company, is a Vice President of Warburg
     Pincus, an  affiliate of Warburg.   Mr.  Santoleri
     disclaims beneficial ownership of any shares of Common Stock beneficially owned by Warburg.

(3) At February 15, 1995, Prudential beneficially owned 3,422,060 shares of Common Stock through its ownership of
     (i) 397,549 shares of Common Stock, (ii) 150,000 shares of Junior Preferred Stock which are convertible into an aggregate of 2,674,511 shares of Common Stock, and (iii) currently exercisable warrants to purchase an aggregate of 350,000 shares of Common Stock.

(4) At February 15, 1995, Mr. Hanauer beneficially owned 767,741 shares of Common Stock, through his ownership of the following securities held in a trust of which Mr. Hanauer is the trustee and he and his wife and children are beneficiaries: (i) 42,306 shares of Common Stock,
     (ii) 8,894 shares of Series A Senior Preferred Stock convertible into an aggregate of 332,908 shares of Common Stock, (iii) currently exercisable warrants to purchase an aggregate of 310,571 shares of Common Stock, (iv) an option which, as of February 15, 1995, was exercisable for 45,000 shares which was granted under a Company stock option plan; and (v) warrants to purchase 36,956 shares of Common Stock, which will be exercisable only in the event the Company pays certain liabilities after January 29, 1993 which exceed an aggregate of $1,500,000 ("Contingent Warrants"). Such Contingent Warrants, which expire in January 1998, have an aggregate exercise price equal to the lesser of the amount by which such excess liabilities exceed $500,000 or $5.00 multiplied by the number of shares issuable upon exercise, and will be exercisable by Mr. Hanauer for a period of 90 days.

(5)  Pursuant  to  the rules promulgated  under  the
     Securities Exchange Act of 1934, as amended (the "Exchange Act"), Prudential, Warburg and Mr. Hanauer may be deemed to be a "group," as defined in Section 13(d) of such Act. Prudential, Warburg and Mr. Hanauer do not affirm the existence of such a group and disclaim beneficial ownership of shares of Common Stock beneficially owned by any other party.


(6) Includes options under the Company's stock option plans which are, or by April 16, 1995 will be, exercisable for the following numbers of shares: Mr. Hanauer -- 45,000; Professor Bacow -- 6,667; Mr. Carpenter -- 3,000; Mr. Hanlon -- 3,000; Mr. Royster -- 3,000; Mr. Walner -- 4,000; Mr. Young -- 3,000; and all current directors and executive officers as a group -- 67,667.

(7) Includes shares held by spouses and/or children of the following: Professor Bacow -- 800; and Mr. Carpenter --
     20.  Includes shares held jointly with spouses as follows:
     Mr. Carpenter -- 20; and Mr. Hanlon -- 2,400. Includes shares held in trust for the benefit of immediate family members as follows: Mr. Hanauer -- 42,306; Mr. Walner -- 10,000.

(8)  Includes shares held as of March 6, 1995.


Compliance with Section 16(a) of the Exchange Act

     Section  16(a)  of  the Exchange  Act  requires  the
Company's directors, executive officers, chief accounting officer and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York
Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company.
Such persons are required to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely upon review of copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1994, all Section 16(a) filing requirements applicable to the above-referenced persons were complied with, except that James E. Klescewski, Corporate Controller, filed a Form 5 late which disclosed the late filing of a Form 3, and Mr. Anacker filed a Form 5 late which reported one transaction.

                    EXECUTIVE COMPENSATION

Compensation of Executive Officers

     The following table sets forth, for all persons who served as Chief Executive Officer in 1994 and for each of the other executive officers of the Company as of December 31, 1994, compensation earned, including deferred compensation, for services in all capacities with the Company and its subsidiaries for the fiscal years ended December 31, 1994, 1993, and 1992. Two additional tables provide information about these persons' stock options.


                  SUMMARY COMPENSATION TABLE

                                                    Long-Term
                                                    Compensation
                         Annual Compensation        Awards

                                                    Securities
                                                    Underlying      All Other
Name and                          Salary    Bonus  Options/SARs   Compensation
Principal Position         Year    ($)       ($)       (#)(1)            ($)
__________________         ____   ______    _____  ____________   ____________

Joe F. Hanauer             1994   90,000    200,000         0         90,000
Chief Executive Officer(2) 1993        0          0   135,000        165,000
                           1992       --         --        --             --

Wilbert F. Schwartz        1994  125,000          0         0        133,000
Former President and Chief 1993  211,000          0   400,000              0
Executive Officer(3)       1992       --         --        --             --

Neil R. Young              1994  171,000    124,000         0              0
Senior Vice President and  1993  220,000     69,000    15,000          2,000(4)
President of the Eastern   1992  103,000     80,000     5,000(5)           0
Region

Robert J. Hanlon, Jr.      1994  175,000     70,000    15,000              0
Senior Vice President and  1993       --         --        --             --
Chief Financial Officer    1992       --         --        --             --


John F. Carpenter          1994  171,000     60,000         0              0
Senior Vice President and  1993  171,000      9,000    15,000          1,000(4)
President of the Pacific   1992   39,000          0         0              0
Northwest Region

Robert J. Walner           1994  140,000     56,000    20,000              0
Senior Vice President,     1993       --         --        --             --
General Counsel and        1992       --         --        --             --
Corporate Secretary

Phillip D. Royster         1994  171,000     20,000         0              0
Senior Vice President      1993  159,000      8,000    15,000          1,000(4)
and President of the       1992  160,000     20,000     2,000(5)           0
Pacific Southwest Region

___________________________________

(1) The amounts represent options to purchase the designated numbers of shares of Common Stock.

(2) Mr. Hanauer has served as Chief Executive Officer since July 1994, and as Chairman of the Board since January 1993. All other compensation represents amounts earned pursuant to a consulting agreement with the Company prior to Mr. Hanauer's election as Chief Executive Officer. See "Compensation of Directors."

(3)  Mr. Schwartz served as President and Chief Executive
     Officer from February 1993 to July 1994. All other compensation relates to his severance agreement.

(4) Represents Company contributions to the 401(k) plan accounts of the designated individuals.

(5) These options were canceled in 1993 pursuant to a repricing program. The repriced options are included in the 1993 grants of options.



             OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                        Potential Realizable Value at
                                                                        Assumed Annual Rates of
                                                                        Stock Price Appreciation
                    Individual Grants                                   For Option Term(1)

                    Number of      Percent
                    Securities     of Total
                    Underlying     Options/SARs   Exercise
                    Options/SARs   Granted to     or Base
                    Granted(2)(3)  Employees in   Price     Expiration    5%        10%
Name                    (#)        Fiscal Year    ($/Sh)    Date          ($)       ($)
__________________  _____________  ____________   ________  __________    ___       ___
Joe F. Hanauer           0            --           --       --            --        --
Wilbert F. Schwartz      0            --           --       --            --        --
Neil R. Young            0            --           --       --            --        --
Robert J. Hanlon, Jr.  15,000         43%         $3.125    Jan. 1, 2002  $29,000   $75,000
John F. Carpenter        0            --           --       --            --        --
Robert J. Walner       20,000         57%         $3.125    Jan. 1, 2002  $39,000   $100,000
Phillip D. Royster       0            --           --       --            --        --

____________________________________

(1) The potential realizable value is calculated from the market price per share, assuming the Common Stock appreciates in value at the stated percentage rate from the date of grant of an option to the expiration date. Actual gains, if any, are dependent on the future market price of the Common Stock.

(2) The amounts represent options to purchase the designated numbers of shares of Common Stock.

(3) The options of Messrs. Hanlon and Walner were granted on January 1, 1994 under the 1990 Amended and Restated Stock Option Plan, as amended. The options were each granted at market value on the date of grant, and vest in five, equal annual installments commencing one year from the date of grant. Vesting accelerates upon certain conditions related to changes of control of the Company or at the discretion of the Compensation Committee.

Stock Options Granted in 1995

     On January 4, 1995, options to purchase the designated numbers of shares of Common Stock were granted, at an exercise price of $1.875 per share, under the 1990 Amended and Restated Stock Option Plan, as amended, to the following named executive officers: Joe F. Hanauer (102,850 shares), Neil R. Young (40,000 shares), Robert J. Hanlon, Jr. (40,000 shares), John F. Carpenter (25,000 shares), Robert J. Walner (40,000 shares), and Phillip D. Royster (15,000 shares). The option granted to Mr. Hanauer has an eight-year term, vests in three, equal annual installments commencing one year from the date of grant, and vests earlier upon the termination of Mr. Hanauer's services as a director. The other options, which also have eight-year terms, vest in five, equal annual installments commencing one year from the date of grant. Vesting of all options accelerates upon certain conditions related to changes of control of the Company or at the discretion of the Compensation Committee.



                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
                                    OPTION/SAR VALUES

                      Shares                          Number of Securities        Value of Unexercised
                      Acquired on                     Underlying Unexercised      In-the-Money Options/SARs at
                      Exercise                        Options/SARs at FY-End(#)   FY-End($)
Name                  (#)         Value Realized($)   Exercisable/Unexercisable   Exercisable/Unexercisable(1)
_____                 ___________ _________________   _________________________   ____________________________

Joe F. Hanauer        --          --                  45,000/90,000               --
Wilbert F. Schwartz   --          --                       --                          --
Neil R. Young         --          --                   3,000/12,000               --
Robert J. Hanlon, Jr. --          --                   3,000/12,000               --
John F. Carpenter     --          --                   3,000/12,000               --
Robert J. Walner      --          --                   4,000/16,000               --
Phillip D. Royster    --          --                   3,000/12,000               --

________________________________________

(1) The value of unexercised in-the-money options at fiscal year-end was calculated based on the closing price of the Common Stock as reported on the New York Stock Exchange on
     December 31, 1994 ($2.00 per share).

Compensation of Directors

     Only directors who are not employees of the Company and who are neither holders of five percent or more of the Capital Stock of the Company ("Five-Percent Holders") nor employees or affiliates of entities which are Five-Percent Holders ("Outside Directors"), receive compensation for serving on the Board and on its committees. Such compensation currently consists of an annual retainer fee of $15,000 and a fee of $1,000 for each Board or committee meeting attended. These fees are set by the Board.

     In addition, under the 1993 Stock Option Plan for Outside Directors, Outside Directors each receive an option to purchase 10,000 shares of Common Stock upon the date of first election to the Board, with an exercise price equal to market value on such date.


     Pursuant to an agreement, effective from February 1, 1993 to June 1, 1994, between the Company and Combined Investments, L.P., a company of which Mr. Hanauer is the general partner, Mr. Hanauer devoted a substantial amount of his working time providing operational and management services to the Company
for  compensation  of $15,000 per month plus expenses.   During
1994, Combined Investments, L.P. earned $90,000 under such agreement. The agreement was terminated in June 1994 upon Mr. Hanauer's election as Executive Chairman of the Company.
See   the  "Summary  Compensation   Table"   above.

Employment Contracts and Termination of Employment and  Change-
In-Control Arrangements

     Mr. Schwartz was elected President and Chief Executive Officer of the Company on February 24, 1993, receiving an annual salary of $250,000, and eligibility for incentive compensation in an amount of up to 60% of his salary at the discretion of the Compensation Committee. Mr. Schwartz resigned his positions with the Company in July 1994. In connection with his resignation from such positions, Mr. Schwartz received severance compensation equal to one year's base salary and continued health benefits for one year. Mr. Schwartz previously owned 1,193 shares of senior preferred stock convertible into an aggregate of 39,586 shares of Common Stock, warrants to purchase an aggregate of 6,090 shares of Common Stock, and Contingent Warrants to purchase 3,480 shares of Common Stock, which he acquired from Warburg and Mr. Hanauer in 1993. In connection with his resignation, Mr. Schwartz sold all such securities to Warburg and Mr. Hanauer for the same
purchase   price  that  he  paid  upon  acquisition   of   such
securities.

     Mr. Walner, Senior Vice President, General Counsel and Corporate Secretary, is entitled to receive severance compensation in an amount equal to up to nine months' salary and reimbursement of certain out-of-pocket expenses under certain circumstances relating to the location required for performance of his services, in the event that he resigns from employment with the Company.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee of the Board ("Compensation Committee") are Reuben S. Leibowitz (Chairman) and Lawrence S. Bacow. John Mullman, a previous member of the Compensation Committee, resigned from the Board effective January 31, 1994. None of the members of the Compensation Committee has served as an officer or employee of the Company.

     Mr. Leibowitz is a Managing Director of E.M. Warburg, Pincus & Co., Inc., an affiliate of Warburg. Mr. Mullman is a Vice President, Corporate Finance of Prudential. Warburg and Prudential entered into certain agreements with the Company in connection with a recapitalization in 1993 and a financial restructuring in 1994 as described below.


     1993 Recapitalization.

     On January 29, 1993, the stockholders of the Company approved a financial recapitalization and restructuring of debt (the "1993 Recapitalization"), pursuant to which Warburg, for a purchase price of $12,850,000, purchased (i) 128,266 shares of newly issued senior preferred stock, (ii) five-year warrants initially to purchase 340,000 shares of Common Stock, at an exercise price of $5.00 per share (the "$5.00 Warrants"),
(iii) five-year warrants initially to purchase 142,000 shares of Common Stock, at an exercise price of $5.50 per share (the "$5.50 Warrants," and, together with the $5.00 Warrants, the "1993 Warburg Warrants"), and (iv) Contingent Warrants to
purchase  373,818 shares   of   Common  Stock.   Also  pursuant
to  the  1993 Recapitalization,  Mr.  Hanauer,  for  a  purchase
price   of $900,000,  purchased  (w) 8,894 shares of newly
issued senior preferred stock, (x) $5.00 Warrants initially to purchase 160,000 shares of Common Stock, (y) $5.50 Warrants initially to purchase 58,000 shares of Common stock and (z) Contingent Warrants to purchase 26,182 shares of Common Stock.

     Pursuant to the 1993 Recapitalization, the Company and Prudential agreed to restructure the Company's $5-million revolving line of credit (the "1991 Revolving Credit Note"), $10 million of 9.90% Senior Notes due November 1996 (the "Old Senior Notes") and $25 million of 10.65% Subordinated Notes due November 1996 (the "Old Subordinated Notes") then held by Prudential. Prudential and the Company entered into a Senior Note, Subordinated Note and Revolving Credit Note Agreement (the "1993 Note Agreement") pursuant to which the Company issued to Prudential (i) a new $5-million Revolving Credit Note due December 31, 1994 (the "1993 Revolving Credit Note") upon cancellation of the 1991 Revolving Credit Note, (ii) $10 million of the Company's 9.9% Senior Notes due November 1, 1996 (the "1993 Senior Notes") upon cancellation of all of the outstanding Old Senior Notes and (iii) $10 million of the Company's 10.65% Subordinated Payment-in-Kind Notes due November 1, 1999 (the "PIK Notes") upon cancellation of $10 million of the Old Subordinated Notes. The 1993 Revolving
Credit Note, the 1993 Senior Notes and the PIK Notes are sometimes collectively referred to herein as the "Prudential Debt." In addition, prior to the 1993 Recapitalization, Prudential held a warrant (the "Old Prudential Warrant") to purchase 397,549 shares of Common Stock at an exercise price of $7.30 per share, which Prudential exercised through the cancellation of approximately $1,982,000 of the accrued and unpaid interest on the Old Subordinated Notes and cancellation of approximately $920,000 of PIK Notes. In addition, Prudential, in exchange for the cancellation of $15 million of Old Subordinated Notes, purchased (x) 150,000 newly issued shares of Junior Preferred Stock and (y) five-year warrants initially to purchase 200,000 shares of Common Stock at an exercise price of $5.50 per share (the "1993 Prudential Warrants"). The 1993 Warburg Warrants, the 1993 Prudential Warrants, and the $5.00 Warrants and $5.50 Warrants held by Mr. Hanauer are sometimes collectively referred to herein as the "Existing Warrants."

     As part of the 1993 Recapitalization, Warburg, Prudential, Mr. Hanauer and the Company entered into the Stockholders' Agreement, which provides for the nomination of up to three persons for election as director by Warburg and up to two persons for election as director by Prudential. Pursuant to the Stockholders' Agreement, Mr. Leibowitz was nominated for election as a director by Warburg, and Mr. Mullman was nominated for election as a director by Prudential. Mr. Mullman has resigned from the Board. See "Information About the Nominees for Director" above.


     1994 Recapitalization.

     During 1994, the Company entered into agreements with Warburg and Prudential in order to restructure its indebtedness with Prudential and provide new financing. The financing transactions were approved by the Stockholders, including a majority of the Stockholders other than Warburg and Prudential who voted at the meeting, in September 1994. The 1994 financing transactions are referred to herein as the "1994 Recapitalization."

     Bridge Loan. During March 1994, the Company and Warburg entered into an agreement pursuant to which Warburg loaned the Company $6 million in interim financing, at an initial interest rate of 5% per annum with a maturity date of April 28, 1995 (the "Bridge Loan"). The largest aggregate amount of indebtedness under the Bridge Loan was $6,159,000. On November 1, 1994, the Bridge Loan was retired, along with accrued interest, in connection with a sale of rights to acquire Common Stock of the Company. See "Rights Offering and Standby Commitment" below. The loan was secured by the Company's commercial brokerage revenues through a cash collateral account. Prudential also had a lien on the cash collateral account which was subordinated to Warburg's lien.

     Waiver  by Prudential.   Also during March 1994, in  order
to     facilitate     the    completion     of     the     1994
Recapitalization,   Prudential     waived    certain covenants
with respect to the outstanding Prudential Debt until the execution of the amendment to the 1993 Note Agreement described below.

     Restructuring of Indebtedness to Prudential. On November 1, 1994, the Company and Prudential amended the 1993 Note Agreement with respect to the 1993 Senior Notes, the PIK Notes and the 1993 Revolving Credit Note to provide that (i) $15 million principal amount of the Senior Notes, the PIK Notes and the 1993 Revolving Credit Note which would have been due from 1994 through 1996 will be deferred and no principal payments will be required until November 1, 1997, and thereafter (A) the 1993 Revolving Credit Note will mature November 1, 1999, (B) principal on the 1993 Senior Notes will be payable in two, approximately equal installments on November 1, 1997 and 1998, and (C) principal on the PIK Notes will be payable in two, approximately equal installments on November 1, 2000 and 2001,
(ii) the interest rate on the PIK Notes will increase from 10.65% to 11.65% per annum on January 1, 1996, (iii) the temporary repayment requirements applicable to the 1993 Revolving Credit Note and certain covenants relating to working capital, cumulative operating losses and capital expenditures will be ineffective until April 1, 1997, (iv) the Company will be required to maintain a ratio of EBITDA (as defined in the 1993 Note Agreement) to total interest expense equal to or greater than 2:1 on a rolling 12-month basis as of April 1, 1997 and quarterly thereafter, (v) the Company will be required to make supplemental debt payments commencing in 1998 if the Company generates certain levels of cash flow, (vi) the Company is permitted to make up to $5 million of loans and advances to its salespersons against future commissions and guarantees of such loans and advances, and (vii) certain other restrictions and covenants are eliminated or waived by Prudential.

     Rights   Offering  and  Standby  Commitment.    The   1994
Recapitalization included a rights offering pursuant to which the Company issued to holders of the Common Stock, for each share of Common Stock held, a non-transferable right to acquire one share of Common Stock, at an exercise price of $2.375 per share (the "Rights Offering"). Subject to certain conditions, the holders of Common Stock also had certain rights to oversubscribe to the extent that other such holders did not
subscribe.   Warburg   agreed  to  acquire  the  Common   Stock
reserved for issuance, and not acquired by the holders of Common Stock, in the Rights Offering, at a price of $2.375 per share, subject to a maximum number of shares that would result in an aggregate purchase price paid by Warburg being equal to $10 million plus accrued interest on the Bridge Loan at the time of its retirement (the "Standby Commitment"). A total of 84,542 shares of Common Stock were purchased in the Rights Offering, including 21,153 shares purchased by Mr. Hanauer's
family  trust.   Pursuant to the Standby  Commitment,  Warburg
purchased 4,277,433 shares of Common Stock, paid for through the cancellation of outstanding principal and interest under the Bridge Loan in the amount of approximately $6,159,000, and $4,000,000 in cash.

     Amendments  to Existing Warrants.   Pursuant to  the  1994
Recapitalization,   the   Existing   Warrants  were amended,
including the following:

          Warrants Held by Warburg. The Contingent Warrants held by Warburg were canceled, the exercise prices of the 1993 Warburg Warrants were reduced to $3.50 per share and certain of the anti-dilution provisions of the 1993 Warburg Warrants were eliminated with respect to future stock issuances. As a result of the 1994 Recapitalization, upon application of the anti-dilution provisions, the number of shares issuable upon exercise of the 1993 Warburg Warrants was increased from a total of 482,000 to 687,358 shares of Common Stock.

           Warrants Held by Prudential. The exercise price of the 1993 Prudential Warrants was reduced to $3.50 per share, and the expiration date of such warrants was extended from January 29, 1998 to December 31, 1998. Certain of the anti-dilution provisions of the 1993 Prudential Warrants were eliminated and the number of shares of Common Stock issuable upon exercise thereunder did not change.


           Amendments to Preferred Stock.  Pursuant to the 1994
Recapitalization,  the  Company's   Certificate of Incorporation
was amended to modify the terms of the Senior Preferred Stock and the Junior Preferred Stock.

          Redemption   Provisions.   The  mandatory  redemption
     provisions of the Preferred Stock were eliminated, except that under certain limited circumstances the Company may be required to redeem the Junior Preferred Stock in connection with an underwritten public offering of the Common Stock.

          Anti-Dilution Provisions. Certain of the anti-dilution provisions of the Senior Preferred Stock held by Warburg were eliminated with respect to future transactions and certain of the anti-dilution provisions of the Junior Preferred Stock held by Prudential were eliminated. Upon consummation of the Rights Offering and upon application of the anti-dilution provisions, the conversion price of the Senior Preferred Stock held by Warburg and the number of shares of Common Stock issuable upon conversion were adjusted.

          Dividend Rate. The Junior Preferred Stock was amended to increase the cumulative dividend rate effective January 1, 2002 from 5% to 10% per annum with further increases of 1% per annum effective January 1, 2003 and January 1, 2004 and 2% per annum effective January 1, 2005 and each January 1 thereafter. The Senior Preferred Stock, which entitles the holders to receive cumulative dividends at the rate of 12%, was amended so that at such time as the dividend rate on the Junior Preferred Stock would increase above 12%, the dividend rate on the Senior Preferred Stock would increase by the same amount. Effectively, the dividend rate on the Senior Preferred Stock will increase by 2% per annum effective January 1, 2005. The Preferred Stock is subject to mandatory conversion under certain limited circumstances, pursuant to which the Preferred Stock would be converted to Common Stock. The conversion price of the Preferred Stock is not subject to adjustment for accrued but unpaid dividends and upon conversion the dividends are no longer payable.

     New   Warrants.     As  consideration  for   the   Standby
Commitment, the Company issued to Warburg warrants to purchase 325,000 shares of Common Stock at an exercise price of $2.375 per share (the "1994 Warburg Warrants"). As consideration for modifying the 1993 Note Agreement, waiving noncompliance with certain covenants and agreeing to the other transactions
contemplated  by  the  1994  Recapitalization,   the Company
issued to Prudential warrants to purchase 150,000 shares of Common Stock at an exercise price of $2.375 per share (the "1994 Prudential Warrants" and together with the 1994 Warburg Warrants, the "New Warrants"). Any or all of the New Warrants may be exercised at any time until five years after the date of issuance. The other terms of the New Warrants are the same as the terms of the Existing Warrants, after giving effect to the amendments to the Existing Warrants discussed above (including the elimination of certain of the anti-dilution provisions).


     Amendment to Stockholders' Agreement. The Stockholders' Agreement, which contains agreements among Warburg, Prudential and Mr. Hanauer with respect to voting for the election of directors and grants to Warburg, Prudential and Mr. Hanauer certain registration rights with respect to the securities received by them in the 1993 Recapitalization, was amended effective November 1, 1994, to provide, among other things, that
Warburg and  Prudential   have  the same registration  rights for
the Common Stock issuable upon exercise of the New Warrants and any shares of Common Stock acquired by Warburg, Mr. Hanauer or Prudential, as the case may be, in connection with  the  Rights
Offering.  The Common Stock issuable upon exercise of  the  New
Warrants and the Common Stock acquired by Warburg and Mr. Hanauer in connection with the Rights Offering is subject to
the  voting requirements of the Stockholders' Agreement.    See
"Information About the Nominees for Director" above.

     Payment    of    Fees   and   Expenses   of    the    1994
Recapitalization by the Company. During 1994, the Company paid approximately $73,000 of the legal expenses of Prudential in connection with the 1994 Recapitalization.

     Other Related Party Transactions with Prudential. As a significant institutional investor in real estate, Prudential utilizes the services of the Company (and its competitors) on a regular basis. In the ordinary course of business, Prudential, its affiliates and franchisees paid the Company approximately $2.1 million during 1994 for management of several of its properties and for leasing and other real estate commissions. The Company also rents office space in the ordinary course of business under a long-term lease from a partnership of which Prudential is a general partner, paying approximately $1.1 million in rent during 1994. A limited partnership which is affiliated with the Company is a partner in a joint venture formed to develop an office building in southern California. As a permanent financing for the project, the joint venture borrowed $5.8 million on a non-recourse basis from Prudential in September 1990, secured by an unamortized first mortgage on the property, at a rate of 10.02% per year and a term maturing in September 1995.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate other filings, including this proxy statement, in whole or in part, the following Compensation Committee Report and the section entitled, "Stock Price Performance" shall not be incorporated by reference into any such filings.

Compensation Committee Report on Executive Compensation

     The Compensation Committee has furnished the following report on executive compensation:

      The Compensation Committee has developed and implemented compensation policies, plans and programs which seek to reward achievement of positive financial results for the Company, and thus enhance stockholder value. Providing longer-term equity incentives has been an important additional method of aligning closely the financial interests of the Company's senior officers with those of its Stockholders.

     In order to attract and retain outstanding executives with the potential to contribute significantly to the success of the Company, the Compensation Committee's policies have sought to compensate executives commensurate with "market" rates. "Market" refers to the geographic market of the position and the services market of the position, and also to the market for executives with similar responsibilities in the commercial real estate brokerage industry, but does not include companies in the Peer Group of companies referred to below under "Stock Price Performance."

     Due to the current financial volatility in the real estate services industry, the fixed salaries of executives generally represent a smaller portion of total compensation than might otherwise have been the case, and the cash incentive compensation that may be earned may be designated as a larger percentage of total compensation. The Compensation Committee's policies include the objective of assuring qualification of each executive's compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which section generally imposes a $1 million cap on deductibility for any taxable year of the compensation for each of the chief executive officer and the other four most highly compensated executive officers.

     During 1994, executive officers were eligible to receive compensation consisting of three components: base salary, cash incentive compensation and longer-term equity incentives. The Compensation Committee reviewed with the Chief Executive Officer the compensation of all executive officers (except that the compensation for the Chief Executive Officer was reviewed in his absence). Base salaries were approved on the basis of the Compensation Committee members' knowledge of comparative salaries within the real estate brokerage services industry and judgments about the executives' individual past performance, level of responsibilities and expectations of future performance. In setting base salaries, the level of an executive's responsibilities was given the greatest consideration. The cash incentive compensation was based upon attainment of annual goals and was earned as a percentage of salary. The eligibility to receive such cash incentive compensation was based upon achievement of targeted levels of total revenue and profitability of the Company, and, with respect to Regional Presidents, achievement of targeted levels of revenue and profitability of the applicable region and attainment of individual performance goals related to staffing, productivity and expense controls. No one factor was a prerequisite to receiving incentive compensation.


     Stock options are designed to align the interests of executives with those of Stockholders, and further the growth, development and financial success of the Company. The Compensation Committee believes that granting equity incentives to the Company's management helps retain and motivate management. In determining the grants of stock options, the Compensation Committee takes into account the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed optionee. In addition, stock options are awarded from time to time in connection with hiring executives. The Compensation Committee's decision to award equity incentives at the time of hiring is based upon the circumstances of a particular hiring, including the level of responsibility of the executive. All incumbent executive officers who held office during 1994 have received options to purchase Common Stock of the Company, with exercise prices set at fair market value at the date of grants, vesting over periods ranging from three to five years. The determination of the numbers of shares underlying the equity incentives provided to each executive was made by the Compensation Committee, primarily based upon the executive's level of responsibility.

     Mr. Hanauer was elected as Executive Chairman of the Company effectiveas of June 1, 1994 and as Chief Executive Officer as of July 1, 1994, in addition to serving as Chairman of the Board. His compensation during 1994 consisted of a base salary of $15,000 per month and eligibility for additional incentive compensation in either cash or equity, as determined by the Compensation Committee. The Compensation Committee granted to Mr. Hanauer an option to purchase 102,850 shares of Common Stock on January 4, 1995 at an exercise price of $1.875 per share, in lieu of additional compensation for base salary with respect to the year 1994. In March 1995, the Compensation Committee awarded to Mr. Hanauer $200,000 as incentive compensation. Both the option grant and the cash award were made in order to provide Mr. Hanauer with appropriate compensation related to his responsibilities as Chief Executive Officer, and in recognition of his contribution toward achievement of the Company's strategic and financial objectives with respect to the year 1994.

     Mr. Schwartz, who was elected as President and Chief Executive Officer in February 1993, resigned effective July 1, 1994. His compensation during 1994 consisted of a base salary agreed upon by the Compensation Committee and Mr. Schwartz at the time he was hired.


                              THE COMPENSATION COMMITTEE


                              Lawrence S. Bacow
                              Reuben S. Leibowitz

Stock Price Performance

     The following graph shows a five-year comparison of cumulative total stockholder return on the Company's Common Stock against the cumulative total return on the S&P 500 Stock Index and a Peer Group of the Company. The graph also includes the SIC Code Group (as described below). The comparison assumes $100 was invested on December 31, 1989 in each of the foregoing and that all dividends, if any, were reinvested. To the best knowledge of the Company, its most significant competitors are privately held commercial real estate brokerage firms, and therefore the Company was unable to construct a Peer Group containing companies whose sources of revenue and business are substantially similar to those of the Company. The Peer Group was formed by selecting those public companies with the same company-level Standard Industrial Classification ("SIC") Code as the Company as reported by Media General Financial Services, and which are not real estate investment trusts ("REITs"). The Company's company-level SIC Code is 6531, which relates to real estate agents and managers. The Company believes that the stock price performance of a REIT will be typically quite different than that of a real estate services company like the Company, because a REIT must meet specified requirements regarding organizational structure and ownership, sources of income, types of assets (i.e., a REIT must invest in interests in real property), distributions and other items, and is exempt from regular federal corporate income taxes. The Peer Group companies so selected, in addition to the Company, are: Dev-Tech Corporation, The DeWolfe Companies, Inc., Kennedy-Wilson, Inc., Prime Management Group, Inc. and Westmark Group Holdings, Inc. (formerly named Network Financial Services, Inc.). With the exception of the Company, none of such companies was publicly traded prior to May 1990.

     The peer group selected for the stock price performance graph presented in the Company's 1994 proxy statement was formed by selecting those public companies with the same company-level SIC Code as the Company's, including REITs (the "SIC Code Group"). The graph shows the SIC Code Group, which is comprised of the five companies listed above and the two REITs which were reported by Media General Financial Services as having the same company-level SIC Code as the Company:
Commercial Net Realty and Income Opportunity Realty Trust. Other companies which were included in the peer group presentation in the 1994 proxy statement, which in 1995 were not reported by Media General Financial Services as having the same SIC Code as the Company's, are Hotel Investors Trust (now named Starwood Lodging), Meridian Point Realty Trust `83, Meridian Point Realty Trust IV Co., Meridian Point Realty Trust VI Co. and Meridian Point Realty Trust VII Co. All of these companies are REITs.

       Comparison of Five-Year Cumulative Total Return*

Grubb & Ellis Company, S&P 500, Peer Group, and SIC Code Peer Group
        (Performance results through December 31, 1994)


                            [Graph]

                    12/89     12/90     12/91     12/92     12/93   12/94
                    _____     _____     _____     _____     _____   _____
Grubb & Ellis     $100.00    $27.78    $33.33    $22.22    $14.01   $8.96
S&P 500           $100.00    $96.89   $126.28   $135.88   $149.52 $151.55
Peer Group        $100.00    $31.47    $34.86    $17.63    $13.30   $6.47
SIC Code Group    $100.00    $35.17    $43.29    $39.94    $39.21  $31.13


*Total return assumes reinvestment of dividends on a quarterly basis.

                  RELATED PARTY TRANSACTIONS

     The following are descriptions of certain transactions and business relationships between the Company and its directors, executive officers, and principal stockholders. See "Information About the Nominees for Director" above regarding a stockholders' agreement, and "Compensation Committee Interlocks and Insider Participation" above.

      In the ordinary course of business, certain general partnerships of which Mr. Hanauer's family trust is a general partner and majority owner engage the Company and its subsidiaries to perform real estate services for which fees and commissions are paid at standard rates. Mr. Hanauer is the trustee of such trust. One such partnership has listed its property for sale with the Company and, upon sale, real estate commissions will be payable to the Company. Another such partnership  paid  the Company approximately  $22,000  in  real estate  commissions  in connection with sale  of  its  property during 1994, and has engaged the Company to perform services related to purchase of a property, for which real estate commissions will be payable to the Company. Another such partnership entered into agreements with the Company and its subsidiaries in February 1995 pursuant to which the Company and its subsidiaries will manage and lease a building owned by the partnership, for a monthly management fee of the greater of $2,250 or 3% of gross rent collected, and for construction management fees and leasing commissions at standard rates.


                           AUDITORS

     The firm of Ernst & Young, LLP, certified public accountants, served as auditors of the Company for the 1994 and 1993 fiscal years. On January 29, 1993, Ernst & Young, LLP was appointed by the Board as the Company's auditors for 1992, replacing Coopers & Lybrand, LLP. The decision to change independent auditors was approved by the Board. In connection with the Company's 1991 fiscal year, there were no disagreements with Coopers & Lybrand, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved would have caused them to make reference to the matter in their report. The audit report on the Company's financial statements for the year ended December 31, 1991 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent audited fiscal years, there have been no reportable events. Although no auditors have been appointed for 1995, it is anticipated that Ernst & Young, LLP will be selected as auditors of the Company for the year ending December 31, 1995. Representatives of Ernst & Young, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

              SUBMISSION OF STOCKHOLDER PROPOSALS

     The proxy rules adopted by the Securities and Exchange Commission provide that certain stockholder proposals must be included in the proxy statement for the Company's annual meeting. The Company anticipates that the proxy statement for next year's annual meeting will be mailed in April 1996 and that the annual meeting will be held in May 1996. Therefore, in order for a proposal to be considered for inclusion in next year's proxy statement, it must be received by the Company no later than December 7, 1995.

                    REPORT TO STOCKHOLDERS

     The Company's 1994 Annual Report to Stockholders, containing audited financial statements for the fiscal year ended December 31, 1994, is being mailed to Stockholders with this Proxy Statement. Stockholders may request a copy of the Annual Report from Investor Relations, Grubb & Ellis Company, One Montgomery Street, Telesis Tower, San Francisco, California 94104.


                                   BY ORDER OF THE BOARD
                                   OF DIRECTORS

                                   /s/ Robert J. Walner
                                   _____________________

                                   Robert J. Walner
                                   Corporate Secretary

                            Appendix


PROXY               GRUBB & ELLIS COMPANY                 PROXY

      For the Annual Meeting of Stockholders - May 16, 1995

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, being a stockholder of Grubb & Ellis Company (the "Company") and having received the Notice of Annual Meeting of Stockholders dated April 5, 1995 and the accompanying Proxy Statement, appoints Robert J. Walner and James E. Klescewski and each or any of them as Proxy Holders, with full power of substitution, to represent and vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at The Clift Hotel, 495 Geary Street, San Francisco, California in the Yosemite Room on Tuesday, May 16, 1995 at 3:00 p.m. or at any and all adjournments thereof, with all powers which the undersigned would possess if personally present.

      The shares represented by this Proxy will be voted in the manner directed herein by the undersigned. If no direction is made, the Proxy will be voted "FOR" all nominees listed under the "Election of Directors," all of whom have been nominated by the Board of Directors as more fully described in the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement. If any of the nominees listed should become unavailable prior to the Annual Meeting, the Proxy will be voted for any substitute nominee or nominees designated by the Board of Directors. The undersigned ratifies and confirms all that said Proxy Holders or their substitutes may lawfully do by virtue hereof.

PLEASE  MARK, SIGN, DATE AND RETURN THIS PROXY CARD  PROMPTLY  IN
THE ENVELOPE PROVIDED.

          (Continued and to be signed on reverse side.)

                      GRUBB & ELLIS COMPANY
 PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
                              ONLY.


The Board of Directors recommends a vote FOR all nominees for Directors.



                                                                 FOR ALL
                                                                 (Except
                                                                 Nominee(s)
                                    FOR             WITHHOLD    written below)
                                   ________       ________      _____________

1. Election of Directors:          / /           / /            / /
   Nominees:
   Joe F. Hanauer, R. David
   Anacker, Lawrence S. Bacow,
   Reuben S. Liebowitz, Robert J.
   McLaughlin, and John D. Santoleri

________________________________

2. In accordance with the judgments of the Proxy Holders, upon such other business as may properly come before the meeting and at any and all adjournments thereof.


                    / /     Mark here for address change and indicate.


                 Signature:______________________________ Date:______________


                 Signature:______________________________ Date:______________


                 Please  date  and sign exactly as  your  name appears
                 hereon.   Joint owners  should  each sign. The  full title
                 or capacity of any person signing for a corporation, partnership, trust or estate should be indicated.